UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

Register.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Eighth Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 20, 2005, Register.com, Inc. (the "Company") entered into a Registrar Accreditation Agreement Extension Amendment (the "Amendment") with the Internet Corporation for Assigned Names and Numbers ("ICANN") that extends the expiration date of the Registrar Accreditation Agreement, dated April 27, 2000, by and between ICANN and the Company (the "2000 Agreement") from April 27, 2005 to June 30, 2005. A copy of the Amendment is attached as Exhibit 10.1 to this Report on Form 8-K and is incorporated by reference herein. A copy of the 2000 Agreement is included as Exhibit 10.3.2 to the Company's quarterly report on Form 10-Q filed for the quarter ended June 30, 2000.

ICANN is a not-for-profit corporation that oversees the management of, and creates policies regarding, the registration of domain names. Under the 2000 Agreement, the Company was accredited as a registrar of domain names by ICANN. The purpose of the Amendment is to allow ICANN more time to finalize procedures to be used for the renewal of registrar accreditation agreements. The Company anticipates that prior to the expiration of this or any extension, ICANN will have completed development of its renewal process and the Company will then be able to enter into a full five year renewal of the 2000 Agreement. The Company can provide no assurance however that it will enter into a renewal of the 2000 Agreement.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits.

10.1	Registrar Accreditation Agreement Extension Amendment dated April 20, 2005 between Register.com, Inc. and the Internet Corporation for Assigned Names and Numbers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC.
By: /s/ Roni A. Jacobson
Roni A. Jacobson General Counsel and Secretary

April 26, 2005

        Date

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registrar Accreditation Agreement Extension Amendment dated April 20, 2005 between Register.com, Inc. and the Internet Corporation for Assigned Names and Numbers